Exhibit 99.1

Mannatech Reports Fourth Quarter and Year End Results

(COPPELL, Texas) March 22, 2012 – Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, today announced financial results for its fourth quarter and year end 2012.

Fourth Quarter Results

Fourth quarter net sales for 2012 were $42.3 million, a decrease of 11.7% compared to $47.9 million in the fourth quarter of 2011.  Net sales for United States and Canada declined 14.4% to $20.2 million compared to $23.6 million in the fourth quarter of 2011. International net sales of $22.1 million decreased 9.1% compared to $24.3 million in the fourth quarter of 2011.

Net income was $0.3 million, or $0.10 per diluted share, for the fourth quarter of 2012, compared to net loss of ($7.0 million), or ($2.63) per diluted share, for the fourth quarter of 2011.

Dr. Robert Sinnott, CEO & Chief Science Officer, commented, “Mannatech has achieved profitability in the last half of 2012.  This is an important milestone in our financial recovery.  We believe our strategies for 2013 will continue to increase our cash flow and improve the current sales trends.”

Year End Results

Annual net sales for 2012 were $173.4 million, down 13.6% from $200.7 million for 2011.  The company reported a net loss for 2012 of $1.4 million, compared to a net loss of $20.7 million in 2011.  The loss per share was $0.52 in 2012, compared to the loss per share of $7.80 in 2011.

The total number of independent associates and members based on a 12-month trailing period was approximately 229,000 as of each of December 31, 2012 and 2011.   The number of new independent associates and members for 2012 was 97,000, compared to 77,000 in 2011, which was an increase of 20,000 over the previous year.

Dr. Robert Sinnott further commented, “We are pleased our consumers and independent business builders have accepted our newest product, NutriVerus, which was launched globally during 2012.  We believe this product acceptance, as well as the increase in the number of new independent associates and members recruited in 2012 over 2011, illustrates our field’s dedication to the Mannatech brand. ”

Investors interested in additional information about our financial results for 2012 and upcoming strategy for 2013 can access our Quarterly Earnings Archive at http://ir.mannatech.com.
Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at mannatech.com.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales associates around the globe including the United States, Canada, South Africa, Namibia, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore, Estonia, Finland, the Republic of Ireland, the Czech Republic, the Republic of Korea and Mexico. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “anticipate,” “believe,” “will” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)

	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$14,377	$18,057
Restricted cash	1,515	1,263
Accounts receivable, net of allowance of $20 and $22 in 2012 and 2011, respectively	324	304
Income tax receivable	884	888
Inventories, net	15,154	17,786
Prepaid expenses and other current assets	2,487	2,497
Deferred tax assets	561	936
Total current assets	35,302	41,731
Property and equipment, net	4,825	9,566
Construction in progress	8	—
Long-term restricted cash	3,736	3,386
Other assets	3,187	2,815
Long-term deferred tax assets	502	772
Total assets	$47,560	$58,270

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$780	$852
Accounts payable	4,154	4,825
Accrued expenses	6,348	10,514
Commissions and incentives payable	7,373	8,567
Taxes payable	3,901	3,364
Current deferred tax liability	179	185
Deferred revenue	1,486	1,569
Total current liabilities	24,221	29,876
Capital leases, excluding current portion	938	1,358
Long-term deferred tax liabilities	2	1
Other long-term liabilities	2,178	5,382
Total liabilities	27,339	36,617

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,759,858 shares issued and 2,647,735 shares outstanding as of December 31, 2012 and 2,769,756 shares issued and 2,648,518 shares outstanding as of December 31, 2011	—	—
Additional paid-in capital	42,614	42,408
Accumulated Deficit	(6,920)	(5,532)
Accumulated other comprehensive loss	(677)	(427)
Less treasury stock, at cost, 121,237 shares in 2012 and 2011	(14,796)	(14,796)
Total shareholders’ equity	20,221	21,653
Total liabilities and shareholders’ equity	$47,560	$58,270

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Net sales	$42,285	$47,906	$173,447	$200,689
Cost of sales	8,817	10,247	34,641	38,515
Gross profit	33,468	37,659	138,806	162,174

Operating expenses:
Commissions and incentives	17,544	20,782	73,823	87,426
Selling and administrative	8,936	10,555	37,176	47,821
Depreciation and amortization	673	2,565	4,755	10,697
Other operating (1)	4,922	9,847	24,032	33,119
Total operating expenses	32,075	43,749	139,786	179,063

Income/(Loss) from operations	1,393	(6,090)	(980)	(16,889)
Interest income	76	120	50	117
Other income (expense), net	88	(12)	630	(1,106)
Income/(Loss) before income taxes	1,557	(5,982)	(300)	(17,878)
(Provision) benefit for income taxes	(1,303)	(986)	(1,088)	(2,781)
Net Income/(Loss)	$254	$(6,968)	$(1,388)	$(20,659)

Income/(Loss) per common share:
Basic	$0.10	$(2.63)	$(0.52)	$(7.80)
Diluted	$0.10	$(2.63)	$(0.52)	$(7.80)

Weighted-average common shares outstanding:
Basic	2,648	2,649	2,648	2,649
Diluted	2,648	2,649	2,648	2,649

(1)	Mannatech recorded a reduction to the long-term accrued royalty liability in the fourth quarter which favorably impacted other operating expenses by $0.8 million in 2012 and $0.1 million in 2011.

The approximate number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended December 31 was as follows:

	2012		2011
New	97,000	42%	77,000	33%
Continuing	132,000	58%	152,000	66%
Total	229,000	100%	229,000	100%